SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, DC 20549

                       SCHEDULE 14-A

     Proxy Statement Pursuant to Section 14(a) of the
     Securities Exchange Act of 1934 (Amendment No. )



Filed by the Registrant (X) Filed by a Party other than the Registrant ( )

Check the appropriate box:

( )  Preliminary Proxy Statement    ( )  Confidential, for use
                                         of the Commission Only
                                         (as permitted by Rule
                                         14(a)-6(6)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


          SEACOAST BANKING CORPORATION OF FLORIDA
     (Name of Registrant as Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than
                        Registrant)


Payment of Filing Fee (check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:


( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

Seacoast
Banking Corporation
of Florida


                                             March 18, 1998



TO THE SHAREHOLDERS OF
SEACOAST BANKING CORPORATION OF FLORIDA:

     You are cordially invited to attend the Annual Meeting of Shareholders of Seacoast Banking Corporation of Florida ("Seacoast" or the "Company"), which will be held at the Ballantrae Golf and Yacht Club, 3325 S.E. Ballantrae Boulevard, Port St. Lucie, Florida, on Thursday, April 23, 1998, at 3:00 P.M., Local Time (the "Meeting").

     At the Meeting, you will be asked to consider and vote upon (i) the reelection of ten directors to serve until the Annual Meeting of Shareholders in 1999 and until their successors have been elected and qualified, and (ii) the ratification of the appointment of Arthur Andersen, LLP as independent auditors for Seacoast for the fiscal year ending December 31, 1998.

     Enclosed are the Notice of Meeting, Proxy Statement, Proxy and 1997 Annual Report. We hope you can attend the Meeting and vote your shares in person. In any case, we would appreciate your completing the enclosed Proxy and returning it to us. This action will ensure that your preferences will be expressed on the matters that are being considered. If you are able to attend the Meeting, you may vote your shares in person even if you have previously returned your Proxy.

     We want to thank you for your support this past year. We are proud of our progress as reflected in the results for 1997, and we encourage you to review carefully our Annual Report.

     If you have any questions about the Proxy Statement or our Annual Report, please call or write us.

                           Sincerely,



                           Dennis S. Hudson III
                           Secretary

                    SEACOAST BANKING CORPORATION OF FLORIDA
                              815 Colorado Avenue
                             Stuart, Florida 34994

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD April 23, 1998

     Notice is hereby given that the Annual Meeting of Shareholders of Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") will be held at the Ballantrae Golf and Yacht Club, 3325 S.E. Ballantrae Boulevard, Port St. Lucie, Florida, on Thursday, April 23, 1998, at 3:00 P.M., Local Time (the "Meeting"), for the following purposes:

         1. Elect Directors. To consider and vote upon the reelection of ten directors to serve until the Annual Meeting of Shareholders in 1999 and until their successors have been elected and qualified.

         2. Ratify Auditors. To ratify the appointment of Arthur Andersen, LLP as independent auditors for Seacoast for the fiscal year ending December 31, 1998.

         4. Other Business. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on February 13, 1998, are entitled to notice of and to vote at the Meeting or any adjournments thereof. All shareholders, whether or not they expect to attend the Meeting in person, are requested to complete, date, sign and return the enclosed Proxy in the accompanying envelope.

                           By Order of the Board of Directors



                           Dennis S. Hudson III
                           Secretary

March 18, 1998

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO SEACOAST IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                   OF SEACOAST BANKING CORPORATION OF FLORIDA
                                 April 23, 1998

                                  INTRODUCTION

General

     This Proxy Statement is being furnished to the shareholders of Seacoast Banking Corporation of Florida ("Seacoast" or the "Company"), a Florida corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), in connection with the solicitation of proxies by Seacoast's Board of Directors from holders of Seacoast's Class A common stock ("Class A Common Stock") and its Class B common stock ("Class B Common Stock") (herein, Class A Common Stock and Class B Common Stock are collectively referred to as "Common Stock"), for use at the Annual Meeting of Shareholders of Seacoast to be held on April 23, 1998, and at any adjournments or postponements thereof (the "Meeting"). Unless otherwise clearly specified, the terms "Company" and "Seacoast" include the Company's subsidiaries.

     The Meeting is being held to consider and vote upon (i) the reelection of ten directors to serve until the Annual Meeting of Shareholders in 1999 and until their successors have been elected and qualified; (ii) the ratification of the appointment of Arthur Andersen, LLP as independent auditors for Seacoast for the fiscal year ending December 31, 1998.

     The Board of Directors of Seacoast knows of no other business that will be presented for consideration at the Meeting other than the matters described in this Proxy Statement.

     The 1997 Annual Report to Shareholders ("Annual Report"), including financial statements for the fiscal year ended December 31, 1997, accompanies this Proxy Statement. These materials are first being mailed to the shareholders of Seacoast on or about March 18, 1998.

     The principal executive offices of Seacoast are located at 815 Colorado Avenue, Stuart, Florida 34994, and its telephone number is (561) 287-4000.

Record Date, Solicitation and Revocability of Proxies

     The Board of Directors of Seacoast has fixed the close of business on February 13, 1998 as the record date ("Record Date") for determining the Seacoast shareholders entitled to notice of and to vote at the Meeting. Accordingly, only holders of record of shares of Common Stock on the Record Date will be entitled to notice of and to vote at the Meeting. At the close of business on such date, there were 4,779,544 shares of Class A Common Stock issued and outstanding, which were held by approximately 1,257 shareholders of record and 377,273 shares of Class B Common Stock issued and outstanding, which were held by approximately 89 holders of record. See "PRINCIPAL SHAREHOLDERS."

     Holders of record of Class A Common Stock are entitled to one vote per share on each matter to be considered and voted upon at the Meeting. Holders of Class B Common Stock are entitled to 10 votes per share on each matter to be considered and voted upon at the Meeting.

     The Company's Articles of Incorporation also provide that, except as otherwise required by law or by the Articles of Incorporation, holders of shares of Class A Common Stock and Class B Common Stock vote together as a single class on all matters. As a result of the ten-to-one voting preference accorded by the Articles of Incorporation to shares of Class B Common Stock, as of the Record Date there were 8,552,274 votes entitled to be cast by the holders of the outstanding Common Stock, with the holders of the Class B Common Stock entitled to cast 3,772,730 votes or 44.11% of such amount on matters on which the holders of Seacoast Class A Stock and Class B Stock vote together as a single class. Thus, the holders of the Class A Common Stock possess a majority of the votes eligible to be cast. See "PROPOSAL ONE - ELECTION OF DIRECTORS Management Stock Ownership" and "PRINCIPAL SHAREHOLDERS."

     In determining whether a quorum exists at the Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions (including votes to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes, will be counted. The vote required for the reelection of the ten directors is a plurality of the votes cast by the shares entitled to vote in the election, provided a quorum is present. Consequently, with respect to the proposal for the reelection of directors, abstentions and broker non-votes will not be counted as part of the base number of votes to be used in determining if the proposal has received the requisite number of base votes for approval. The proposal to ratify Arthur Andersen, LLP as independent auditors will be approved if the votes cast by the holders of the shares of Common Stock present, or represented, at the Meeting and entitled to vote on the matter favoring this proposal exceed the votes cast in opposition to the proposal. Consequently, with respect to this proposal, as in the proposal for the election of directors, abstentions and broker non-votes will not be counted as part of the base number of votes to be used in determining if the proposal has received the requisite number of base votes for approval.

     Shares of Common Stock represented by properly executed Proxies, if such Proxies are received in time and not revoked, will be voted at the Meeting in accordance with the instructions indicated in such Proxy. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF COMMON STOCK WILL BE VOTED FOR THE REELECTION AS DIRECTORS OF SEACOAST OF THE TEN NOMINEES NAMED IN THE PROXY AND FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN, LLP AS INDEPENDENT AUDITORS.

     A shareholder who has given a Proxy may revoke it at any time prior to its exercise at the Meeting by either (i) giving written notice of revocation to the Secretary of Seacoast, (ii) properly submitting to Seacoast a duly executed
Proxy bearing a later date, or (iii) appearing in person at the Meeting and voting in person. All written notices of revocation or other communications with respect to revocation of Proxies should be addressed as follows: Seacoast Banking Corporation of Florida, 815 Colorado Avenue, Stuart, Florida 34994,
Attention: Dennis S. Hudson III, Secretary.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS


General

     The Meeting is being held to reelect ten directors of Seacoast to serve a one-year term of office expiring at the 1999 Annual Meeting of Shareholders and until their successors have been elected and qualified. All of the nominees are presently directors of Seacoast. Seven have served as directors of Seacoast since its inception in 1983. Dennis S. Hudson, III was first elected a director in 1984, and Christopher E. Fogal and Jeffrey S. Furst were elected to the Board in 1997 following the acquisition of Port St. Lucie National Bank Holding Corporation. All of the nominees also serve as directors of Seacoast's banking subsidiary, First National Bank and Trust Company of the Treasure Coast (the "Bank"). The members of the Boards of Directors of the Bank and the Company are the same except for Stephen E. Bohner, Marian B. Monroe and A. Douglas Gilbert, who are members of the Bank's Board only.

     All shares represented by valid Proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the Proxies will be voted for the election of the ten nominees listed below. In the event that any nominee is unable to serve (which is not anticipated), the persons designated as Proxies will cast votes for the remaining nominees and for such replacements, if any, as may be nominated by Seacoast's Board of Directors acting as the Nominating Committee. Proxies cannot be voted for a greater number of persons than the number of nominees specified herein (ten persons).

     The affirmative vote of the holders of shares of Common Stock representing a plurality of the votes cast at the Meeting at which a quorum is present, is required for the reelection of the directors listed below.

THE NOMINEES HAVE BEEN NOMINATED BY SEACOAST'S BOARD OF DIRECTORS AND THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE REELECTION OF ALL TEN NOMINEES LISTED BELOW.

     The following table sets forth the name and age of each nominee and each senior executive officer of the Company who is not a director or nominee, the year in which he was first elected a director or executive officer, as the case may be, a description of his position and offices with Seacoast or the Bank, if any, a brief description of his principal occupation and business experience during at least the last five years, directorships presently held by him in companies other than Seacoast with registered securities, and certain other information including his age and the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by him on February 13, 1998. See "Information About the Board of Directors and Its Committees."


 Name, Age And Year
  First Elected Or
Appointed A Director
Or Executive Officer    Information About Nominee
--------------------    -------------------------

Nominees:


Jeffrey C. Bruner (47)  Mr. Burner has been a self-employed real estate
1983                    investor in Stuart, Florida since 1972.

John H. Crane (68)      Mr. Crane has been President of Krauss & Crane, Inc.,
1983                    an electrical contracting firm located in Stuart,
                        Florida, since 1957,and Vice  President  of C&W Fish
                        Company, Inc., a fish processing plant located in the Stuart, Florida area, since 1982.

Evans Crary, Jr. (68)   Mr. Crary is retired, but has served as a member of
1983                    Crary, Buchanan, Bowdish,  Bovie,  Lord, Roby & Evans,
                        Chartered,  a law firm located in Stuart, Florida, since
                        1993, and prior thereto he served as President and a shareholder of the law firm since 1974. Mr. Crary has practiced law in Stuart, Florida, since 1952.

Christopher E. Fogal    Mr. Fogal, a certified public accountant, has been
(46)                    managing partner of Fogal, Lynch, Johnson & Long
1997                    since 1979.

Jeffrey S. Furst (53)   Mr. Furst has been a real estate broker since 1973 and
1997                    is owner of Century 21 The Real Estate Center in Port
                        St. Lucie, Florida.

Dale M. Hudson (63)     Mr. Hudson was named Chief Executive Officer of Seacoast
1983(9)                 in 1992 and has served as President of Seacoast since
                        1990. He was named Chairman of the Board of the Bank in September 1992 after serving as Vice Chairman and President of the Bank since 1978.

Dennis S. Hudson, Jr.   Mr. Hudson was named Chairman of the Board of Seacoast
(70)                    in 1990. He served as Chief Executive Officer of
1983(9)                 Seacoast from 1983 until 1992 and Chairman of the Bank
                        from 1969 until 1992.

Dennis S. Hudson, III   Mr. Hudson, Senior Executive Vice President, has served
(42)                    as Chief Operating Officer of Seacoast since 1990 and
1984(9)                 President and Chief Executive Officer of the Bank since
                        1992.

John R. Santarsiero,    Mr. Santarsiero is a private investor and former owner
Jr. (53)                of an automobile dealership located in Stuart, Florida.
1983

Thomas H. Thurlow, Jr.  Mr. Thurlow has been an officer and a director of
(61)                    Thurlow & Smith, P. A., a law firm located in Stuart,
1983(9) Florida, since 1981 and has practiced law in Stuart, Florida since 1961.


  Name, Age and Year          Shares of Common Stock Beneficially
   First Elected or           Owned and Percentage of Common Stock
 Appointed a Director                    Outstanding (l)
 or Executive Officer              Class A            Class B
 --------------------              --------          - ------

Nominees:

Jeffrey C. Bruner (47)        7,140    (2)(4)              90   (3)(4)
1983
John H. Crane (68)           12,870    (4)(5)              --
1983
Evans Crary, Jr. (68)         4,597    (4)(6)           1,665   (4)
1983
Christopher E. Fogal         20,328    (4)(7)              --
(46)
1997
Jeffrey S. Furst (53)        44,802    (4)(8)              --
1997
Dale M. Hudson (63)         440,804    (10)           154,151   (11)
1983(9)                       9.10%                    40.86%
Dennis S. Hudson, Jr.       310,039    (12)           125,753   (13)
(70)                          6.40%                    33.33%
1983(9)
Dennis S. Hudson, III (42)   39,800    (4)(14)          8,052
1984(9)                                                 2.13%
John R. Santarsiero, Jr.      5,387    (4)              1,395   (4)
(53)1983
Thomas H. Thurlow, Jr. (61)   4,725    (4)(15)             --
1983(9)

Executive Officers Who Are Not Also
Nominees or Directors:



  Name, Age and Year
First Elected or
 Appointed a Director
 or Executive Officer   Information about Nominee
 --------------------   -------------------------



A. Douglas Gilbert (57) Mr. Gilbert, Senior Executive Vice President, has served
1990                    as Chief Credit Officer of  Seacoast  since July 1990,
                        also  serving as Chief Banking Officer from  September
                        1992 to October 1995. Mr. Gilbert was named Executive
                        Vice President and Chief  Operating  and  Credit
                        Officer  of the  Bank  in October 1994. Prior thereto,
                        he served as Executive Vice President and Chief  Banking
                        and Credit  Officer of the Bank from 1992 to 1994, and
                        Executive Vice President and Chief Credit Officer of
                        the Bank from 1990 to 1992.
C. William Curtis, Jr.  Mr. Curtis, Senior Executive Vice President, has served
(59)                    as Chief Banking Officer of Seacoast and the Bank since
1995                    October  1995.  Prior  thereto,   Mr.  Curtis  was  Area
                        President  of First Union Bank in  Sarasota  and Manatee
                        Counties,  a $970 million  banking unit with 21 offices.
                        He  served  as  Senior  Marketing  Officer  for  Florida
                        National  Banks of Florida,  Inc.  for 10 years prior to
                        coming to the  Treasure  Coast as  President  of Florida
                        National Bank in Indian River County from 1985 to 1989.
William R. Hahl (49)    Mr. Hahl, Executive Vice President/Finance Group, has
1990                    served as the Chief Financial Officer of Seacoast and
                        the Bank since July 1990.


Executive Officers Who Are Not Also
Nominees or Directors:



  Name, Age and Year     Shares of Common Stock Beneficially
   First Elected or      Owned and Percentage of Common Stock
 Appointed a Director               Outstanding (l)
or Executive Officer
--------------------    --------------------------------------
                            Class A                      Class B
                            -------                      -------

A. Douglas Gilbert (57)       18,603 (4)(16)                  --
1990
C. William Curtis, Jr.(59)     5,000 (4)(17)                  --
1995
William R. Hahl (49)          17,734 (4)(18)                  --
1990

Nominees and executive       931,829                    291,106
  officers as a group         19.23%                     77.16%
     (13 persons)

----------
(1) Information relating to beneficial ownership of Common Stock by directors is based upon information furnished by each person using "beneficial ownership" concepts set forth in rules of the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial ownership. Accordingly, nominees are named as beneficial owners of shares as to which they may disclaim any beneficial interest. Except as indicated in other notes to this table describing special relationships with other persons and specifying shared voting or investment power, directors possess sole voting and investment power with respect to all shares of Common Stock set forth opposite their names.
(2) Includes 180 shares held jointly with Mr. Bruner's wife, 2,150 shares held by Mr. Bruner as custodian for his son, and 4,000 shares held by Mr. Bruner as custodian for his two nephews as to which shares Mr. Bruner may be deemed to share voting and investment power.
(3) Includes 90 shares held jointly with Mr. Bruner's wife as to which shares Mr. Bruner may be deemed to share voting and investment power.
(4)  Less than 1%.
(5) Includes 3,560 shares held by Mr. Crane's wife, as to which shares Mr. Crane may be deemed to share voting and investment power.
(6)  Includes 1,268 shares held by the trustee for the IRA of Mr.Crary.
(7) All 20,328 shares are held jointly with Mr. Fogal's wife, as to which shares Mr. Fogal may be deemed to share voting and investment power.
(8) Includes 6,069 shares held by the trustee for the IRA of Mr. Furst, and 29,385 shares held jointly with Mr. Furst's wife, as to which shares Mr. Furst may be deemed to share voting and investment power. Also includes 6,449 shares held by Mr. Furst's wife, 1,564 shares held by Mr. Furst's two children, and 1,214 shares held jointly by Mr. Furst's wife and mother-in-law, as to which shares Mr. Furst may be deemed to share voting and investment power and as to which Mr. Furst disclaims beneficial ownership.
(9)  Dennis S. Hudson, Jr. and Dale M. Hudson are brothers. Dale
     M. Hudson is married to the sister of Thomas H. Thurlow, Jr. Dennis S. Hudson III is the son of Dennis S. Hudson, Jr. and the nephew of Dale M. Hudson.
(10) Includes  25,025  shares held by Mr.  Hudson's  wife,  41,297 shares held jointly with Mr. Hudson's wife, and 74,037 shares held by Mr. Hudson's three children, as to which shares Mr. Hudson may be deemed to share voting and investment power.
(11) Includes 3,960 shares held by Mr. Hudson's wife, 20,649 shares held jointly with Mr. Hudson's wife, and 9,543 shares held by Mr. Hudson's three children, as to which shares Mr. Hudson may be deemed to share voting and investment power.
(12) Includes 47,417 shares held by Mr. Hudson's wife, 18,780 shares held by Mr. Hudson's three children, as to which shares Mr. Hudson may be deemed to share voting and investment power and as to which Mr. Hudson disclaims beneficial ownership.
(13) Includes 23,709 shares held by Mr. Hudson's wife, 6,270 shares held by
     Mr. Hudson's three children, as to which shares Mr. Hudson may be deemed to share voting and investment power and as to which Mr. Hudson disclaims beneficial ownership.
(14) Includes 44 shares held by Mr. Hudson's two sons, as to which shares Mr. Hudson may be deemed to share voting and investment power, and 37,000 shares that Mr. Hudson has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(15) Includes 1,575 shares owned by Mr. Thurlow's wife and 1,575 shares held by Mr. Thurlow's three children, as to which shares Mr. Thurlow may be deemed to share voting and investment power.
(16) Includes 200 shares held in Mr. Gilbert's IRA and 16,000 shares that Mr. Gilbert has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(17) Includes 1,250 shares of a stock grant which becomes vested within 6 months after the Record Date.
(18) Includes 13,734 shares that Mr. Hahl has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

Information About the Board of Directors and Its Committees

     The Board of Directors of Seacoast held seven meetings during 1997. All of the directors attended at least 75% of the total number of meetings of the Board of Directors and meetings of the Board committees on which they served. Seacoast's Board of Directors has two standing committees: the Salary and Benefits Committee and the Audit Committee, both of which serve the same functions for the Bank.

     In addition, the Bank's Board of Directors has the following standing committees separate from the Company: Executive Committee, Investment Committee, Trust Committee and the Directors Loan Committee. Such committees perform those duties customarily performed by similar committees at other financial institutions.

     The Company's Salary and Benefits Committee is comprised of Messrs. Crary (Chairman), Bruner, Dennis S. Hudson, Jr. and Santarsiero and Ms. Marian Monroe. This Committee has the authority to determine the compensation of the Company's executive officers and employees, and administers various of the Company's benefit and incentive plans. This Committee has the power to interpret the provisions of the Company's Pension Plan, Profit Sharing Plan, Employee Stock Purchase Plan, the Seacoast Banking Corporation of Florida 1991 Stock Option and Stock Appreciation Right Plan (the "1991 Incentive Plan") and the Seacoast Banking Corporation of Florida 1996 Long-Term Incentive Plan (the "1996 Incentive Plan"). One meeting was held by this Committee in 1997. See "Salary and Benefits Committee Report."

     The Audit Committee recommends on an annual basis to the Board of Directors a public accounting firm to be engaged as independent auditors for Seacoast for the next fiscal year, reviews the plan for the audit engagement, and reviews financial statements, the internal audit plans and reports financial reporting procedures and reports of regulatory authorities. This Committee periodically reports to the Board of Directors. This Committee is comprised of Messrs. Bruner (Chairman), Crane, Fogal, and Santarsiero and it held five meetings in 1997.

     The entire Board of Directors serves as the Nominating Committee for the purpose of nominating persons to serve on the Board of Directors. While nominees recommended by shareholders may be considered, this Committee has not actively solicited recommendations nor established any procedures for this purpose. The Board held two meetings in its capacity as the Nominating Committee during 1997.

     Board members who are not executive officers of the Company are paid an annual retainer of $15,000 for their service as directors of the Company and its subsidiaries. In addition to the annual retainers, outside Board members receive $500 for each Board meeting attended, $500 for each committee meeting attended and $600 for each committee meeting chaired.

Executive Officers

     Executive officers are appointed annually at the organizational meeting of the respective Boards of Directors of Seacoast and the Bank following the annual meetings of shareholders, to serve until the next annual meeting and until successors are chosen and qualified. The table set forth under "PROPOSAL ONE - Election of Directors" lists the nominees for election to the Board of Directors as well as the named executive officers of Seacoast and the Bank who are not nominees to or members of the Board of Directors, their ages and respective offices held by them, the period each such position has been held, a brief account of their business experience for at least the past five years, and the number of shares of Common Stock beneficially owned by each of them on February 13, 1998.

Management Stock Ownership

     As of February 13, 1998, based on available information, all directors and executive officers of Seacoast as a group (13 persons) beneficially owned approximately 872,595 shares of Class A Common Stock, constituting 18.3% of the total number of shares of Class A Common Stock outstanding at that date, and approximately 291,106 shares of Class B Common Stock, constituting 77.2% of the total number of shares of Class B Common Stock outstanding at that date. Seacoast's directors and executive officers beneficially owned, as of that date, shares of Common Stock having 3,783,655 votes, or 44.2% of the total votes represented by Common Stock outstanding on the Record Date and entitled to vote at the Annual Meeting. In addition, as of the Record Date, various subsidiaries of Seacoast, as fiduciaries, custodians, and agents, had sole or shared voting power over 95,576 shares, or 2.0% of the issued and outstanding shares, of Seacoast Class A Stock, and 300 shares of Class B Stock, under trust agreements and other instruments and agreements, including shares held as trustee or agent of various Seacoast employee benefit and stock purchase plans. See "Record Date, Solicitation and Revocability of Proxies" and "PRINCIPAL SHAREHOLDERS."

Compensation of Executive Officers

     Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to its chief executive officer and other executive officers, including the four other highly compensated executive officers (collectively, these officers are referred to as the "named executive officers"). The disclosure requirements for the named executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting these individuals.

     The following report reflects Seacoast's compensation philosophy as endorsed by the Board of Directors and the Salary and Benefits Committee and resulting actions taken by Seacoast for the reporting periods shown in the various compensation tables supporting the report. The Salary and Benefits Committee either approves or recommends to the Board of Directors payment amounts and award levels for executive officers of Seacoast and its subsidiaries.

Salary and Benefits Committee Report

     General

     During 1997, the Salary and Benefits Committee of the Board of Directors was composed entirely of five members, four of whom are not officers or employees of Seacoast or the Bank. The Board of Directors designates the members and Chairman of such committee.

     Compensation Policy

     The policies that govern the Salary and Benefits Committee's executive compensation decisions are designed to align changes in total compensation with changes in the value created for the Company's shareholders. The Salary and Benefits Committee believes that compensation of executive officers and others should be directly linked to Seacoast's operating performance and that achievement of performance objectives over time is the primary determinant of share price.

     The underlying objectives of the Salary and Benefits Committee's compensation strategy are to establish incentives for certain executives and others to achieve and maintain short-term and long-term operating performance goals for Seacoast, to link executive and shareholder interests through equity-based plans, and to provide a compensation package that recognizes individual contributions as well as overall business results. At Seacoast, pay for performance relating to executive officer compensation comprises three areas: base salary, cash based short-term annual incentives, and long-term stock and cash incentives.

     Base Salary and Increases

     In establishing executive officer salaries and increases, the Committee considers individual annual performance and the relationship of total compensation to the defined salary market. The decision to increase base pay is recommended by the chief executive officer and approved by the Salary and Benefits Committee using performance results documented and measured annually through a formal management-by-objectives ("MBO") program. Information regarding salaries paid in the market is obtained through formal salary surveys and other means and is used in the decision process to ensure competitiveness with Seacoast's peers and competitors. Seacoast's general philosophy is to provide base pay competitive with the market, and to reward individual performance while positioning salaries consistent with Company performance.


     Short-Term Incentives

     Seacoast's Key Manager Incentive Plan is a primary strategy to align short-term cash compensation with individual performance and performance for the shareholders. Funding for this annual incentive plan is dependent on Seacoast first attaining defined performance thresholds for return on assets and earnings per share. Once this threshold is attained, the Salary and Benefits Committee, using recommendations from the Bank's chief executive officer, approves awards to those officers who have made superior contributions to Company profitability as measured and reported through individual performance goals established at the beginning of the year. As specified in the plan, the payout schedule is designed to pay a smaller number of officers the highest level of funded cash incentives to ensure that a meaningful reward is provided to the organization's top performers. This philosophy better controls overall compensation expenses by reducing the need for significant annual base salary increases as a reward for past performance, and places more emphasis on annual profitability and the potential rewards associated with future performance. Salary market information is used to establish competitive rewards that are adequate in size to motivate strong individual performance during the year. The Key Manager Incentive Plan paid an aggregate of $313,300 in 1997, which was distributed among 16 persons.

     Long-Term Incentives

     Long-term incentive awards have been made under the 1991 Incentive Plan and the 1996 Incentive Plan. Stock options granted under the plan are designed to motivate sustained high levels of individual performance and align the interests of key employees with those of the Company's shareholders by rewarding capital appreciation and earnings growth. Upon the recommendation of the chief executive officer, and subject to approval by the Salary and Benefits Committee, stock options are awarded annually to those key officers whose performance during the year has made a significant contribution to Seacoast's long-term growth. In addition, during 1997, restricted stock awards totaling 4,000 shares of Class A Common Stock were granted to 25 key middle managers of the Bank under the 1996 Incentive Plan to provide additional incentive for those employees to remain in the service of the company and to promote outstanding performance.

     Deduction Limit

     At this time, because of its compensation levels, Seacoast does not appear to be at risk of losing deductions under Section 162(m) of the Code, which generally establishes, with certain exceptions, a $1 million deduction limit on executive compensation for all publicly held companies. As a result, Seacoast has not established a formal policy regarding such limit, but will evaluate the necessity for developing such a policy in the future.

     Chief Executive Pay

     The Salary and Benefits Committee formally reviews the compensation paid to the chief executive officers of the Company and the Bank during the first quarter of each year. Final approval of chief executive compensation is made by the Board of Directors. Changes in base salary and the awarding of cash and stock incentives are based on overall financial performance and profitability related to objectives stated in the Company's strategic performance plan and the initiatives taken to direct the Company. In addition, utilizing published surveys, databases, and proxy data, including, for example, public information compiled from the SNL Executive Compensation Report ("the survey data"), the Salary and Benefits Committee surveyed the total compensation of chief executive officers of comparable-sized financial institutions located in comparable markets nationally, as well as of locally- based banks and thrifts. While there is likely to be a substantial overlap between the financial institutions included in the survey data and the banks and thrifts represented in the Nasdaq Bank Index line on the shareholder return performance graph, below, the groups are not exactly the same. The Compensation and Benefits Committee believes that the most direct competitors for executive talent are not necessarily the same as the companies that would be included in the published industry index established for comparing shareholder returns.

     After reviewing survey data, the salary for Mr. Dennis S. Hudson, III, Chief Executive Officer of the Bank, was increased by $17,900 to $272,900 annually, the annual salary for Mr. Dale M. Hudson, Chief Executive Officer for Seacoast, was increased by $11,350 to $174,100, and the salary for Dennis S. Hudson, Jr., Chairman of the Board of Seacoast was not increased, which maintained their respective total compensation at the median of the comparative groups. Earnings growth for Seacoast was impacted by growth initiatives instituted during 1997. Accordingly, Mr. Hudson, III's cash incentive award under the Key Manager Incentive Plan was reduced from $94,000 earned in 1996 to $40,000 in 1997.

     Summary

     In summary, the Salary and Benefits Committee believes that Seacoast's compensation program is reasonable and competitive with compensation paid by other financial institutions of similar size. The program is designed to reward managers for strong personal, Company and share value performance. The Salary and Benefits Committee monitors the various guidelines that make up the program and reserves the right to adjust them as necessary to continue to meet Company and shareholder objectives.

   Evans Crary, Jr., Chairman            Marian B. Monroe
   Jeffrey C. Bruner                     John R. Santarsiero, Jr.
   Dennis S. Hudson, Jr.

     The table below sets forth certain elements of compensation for the named executive officers of Seacoast or the Bank for the periods indicated.

Summary Compensation Table


                                Annual Compensation
                        -----------------------------------



Name and Principal       Year        Salary       Bonus
Position(a)              (b)        ($)(c)       ($)(1)(d)
-----------              ---        ------       ---------

Dennis S. Hudson, Jr.    1997       $151,561           --
Chairman of the Board    1996        144,885           --
of Seacoast              1995        145,698           --

Dale M. Hudson           1997       $167,659           --
President & Chief        1996        161,027           --
Executive Officer of     1995        144,676           --
Seacoast, Chairman of
the Bank

Dennis S. Hudson, III    1997       $253,967      $40,000
Executive Vice           1996        236,388       94,500
President & Chief        1995        223,760       73,000
Operating Officer of
Seacoast, President &
Chief Executive Officer
of the Bank

A. Douglas Gilbert       1997       $233,735      $63,000
Executive Vice           1996        215,839       94,500
President & Chief        1995        202,038       70,000
Banking & Credit
Officer of Seacoast,
Executive Vice
President & Chief
Operating & Credit
Officer of the Bank

C. William Curtis, Jr.   1997       $171,184      $50,000
Executive Vice           1996        169,756       64,000
President & Chief        1995         57,624       90,000    (9)
Banking Officer of the
Bank

William R. Hahl          1997       $160,455      $10,000
Senior Vice President &  1996        149,131       30,000
Chief Financial Officer  1995        142,492       30,000
of Seacoast and the
Bank

                             Long-Term Compensation
                          --------------------------
                                            Securities       All
                         Restricted         Underlying      Other
Name and Principal       Stock Award       Options/SARs  Compensation
Position(a)                 ($)(f)            (#)(g)        ($)(i)
-----------                 ------             ------        ------


Dennis S. Hudson, Jr.    1997    --             --            $14,091    (2)
Chairman of the Board    1996    --             --             14,936
of Seacoast              1995    --             --             14,996

Dale M. Hudson           1997    --             --            $16,223    (3)
President & Chief        1996    --             --             16,932
Executive Officer of     1995    --             --             15,495
Seacoast, Chairman of
the Bank

Dennis S. Hudson, III    1997    --              6,000        $20,144    (4)
Executive Vic            1996    --              6,000         27,546
President & Chief        1995    --              6,000         20,187
Operating Officer of
Seacoast, President &
Chief Executive Officer
of the Bank

A. Douglas Gilbert       1997    --               6,000       $19,086    (5)
Executive Vice           1996    --               6,000        22,247
President & Chief        1995   $183,100 (6)      6,000        20,412
Banking & Credit
Officer of Seacoast,
Executive Vice
President & Chief
Operating & Credit
Officer of the Bank

C. William Curtis, Jr.   1997     --              6,000       $19,109   (7)
Executive Vice           1996   $111,250 (8)     11,000        11,572
President & Chief        1995    108,750 (10)       --            206
Banking Officer of the
Bank

William R. Hahl          1997     --              4,000        $16,149  (11)
Senior Vice President &  1996     --              4,000         16,400
Chief Financial Officer  1995     --              5,000         15,792
of Seacoast and the Bank


----------

(1) Incentive cash compensation paid for results achieved during the applicable fiscal year in accordance with the Key Manager Incentive Plan as well as certain other bonuses related to performance or deemed necessary to attract new management.See "Salary and Benefits Committee Report."
(2) This includes $2,406 insurance premiums paid by Seacoast on group term life insurance benefits in excess of $50,000 ("excess life insurance benefits"), $6,448 in employer matching contributions to the Profit Sharing Plan, $2,030 in profit sharing, $2,707 in employer discretionary retirement contributions, and $500 paid by the employer into the Code Section 125 Cafeteria Plan (the "Cafeteria Plan").
(3) This includes $2,406 in excess life insurance benefits, $7,621 in employer matching contributions to the Profit Sharing Plan, $2,441 in profit sharing, $3,255 in employer discretionary retirement contributions, and $500 paid by the employer into the Cafeteria Plan.
(4) This includes $2,406 in excess life insurance benefits, $8,312 in employer matching contributions to the Profit Sharing Plan, $3,825 in profit sharing, $5,100 in employer discretionary retirement contributions, and $500 paid by the employer into the Cafeteria Plan.
(5) This includes $2,406 in excess life insurance benefits, $8,126 in employer matching contributions to the Profit Sharing Plan, $3,452 in profit sharing, $4,602 in employer discretionary retirement contributions, and $500 paid by the employer into the Cafeteria Plan.
(6) This amount represents a restricted stock award of 10,000 shares of the Company's Class A Common Stock, which was awarded to Mr. Gilbert on March 31, 1995, based on the closing sale price of the Company's Class A Common Stock on the Nasdaq National Market on March 31, 1995. One quarter of the shares covered by this award became vested on January 31, 1996, another 2,500 shares vested on January 1, 1997, and another 2,500 shares vested on January 1, 1998. The remaining 2,500 shares will, as long as Mr. Gilbert remains employed by the Company, vest on January 1, 1999.

(7) This includes $2,406 in excess life insurance benefits, $8,130 in employer matching contributions to the Profit Sharing Plan, $3,460 in profit sharing, $4,613 in employer discretionary retirement contributions, and $500 paid by the employer into the Cafeteria Plan.
(8) This amount represents a restricted stock award of 5,000 shares of the Company's Class A Common Stock which was awarded to Mr. Curtis on March 29, 1996, based on the closing sale price of the Company's Class A Common Stock on the Nasdaq National Market on March 29, 1996. One quarter of the shares covered by this award vested on March 29, 1997, and one quarter of the shares will vest on March 29, 1998. The remaining shares will, as long as Mr. Curtis remains employed by the Company, vest in increments of 1,250 shares on March 29, 1999 and 2000.
(9) This amount includes a $45,000 cash bonus paid upon joining the Company plus $45,000 in cash paid under the Company's incentive plan.
(10) This amount represents a restricted stock award of 5,000 shares of the Company's Class A Common Stock which was awarded to Mr. Curtis on October 2, 1995, based on the closing sale price of the Company's Class A Common Stock on the Nasdaq National Market on October 2, 1995. One quarter of the shares covered by this award vested on December 31, 1996, and one quarter of the shares vested on December 31, 1997. The remaining shares will, as long as Mr. Curtis remains employed by the Company, vest in increments of 1,250 shares on December 31, 1998 and 1999.
(11) This includes $2,406 in excess life insurance benefits, $7,608 in employer matching contributions to the Profit Sharing Plan, $2,415 in profit sharing, $3,220 in employer discretionary retirement contributions, and $500 paid by the employer into the Cafeteria Plan.



Grants of Options/SARs in 1997

     The following table sets forth certain information concerning options granted during 1997 to the named executive officers. No stock appreciation rights ("SARs") were granted in 1997.


                                Individual Grants
                   -------------------------------------------
(a)                           (b)                  (c)            (d)
---                           ---                  ---            ---
                                             Percent of
                           Number of           Total
                           Securities        Options/SARs
                          Underlying          Granted to    Exercise or
                          Options/SARs       Employees in   Base Price
Name                      Granted (#)        Fiscal Year     ($/Share)
----                      -------------      -----------     ---------

Dennis S. Hudson, Jr.             --             --            --
Dale M. Hudson                    --             --            --
Dennis S. Hudson, III            6,000         5.88%         $25.50
A. Douglas Gilbert               6,000         5.88%         $25.50
C. William Curtis, Jr.           6,000         5.88%         $25.50
William R. Hahl                  4,000         3.92%         $25.50




                                          Potential Realizable Value
                                          at Assumed Annual Rates of
                          Individual     Stock Price Appreciation for
                           Grants                Option Term
                         -----------    -----------------------------

(a)                          (e)              (f)            (g)
---                          ---              ---            ---
                          Expiration
Name                         Date             5%($)         10%($)
----                         ----             -----         ------

Dennis S. Hudson, Jr.        N/A               N/A            N/A
Dale M. Hudson               N/A               N/A            N/A
Dennis S. Hudson, III     May 20, 2007       $96,240       $243,840
A. Douglas Gilbert        May 20, 2007       $96,240       $243,840
C. William Curtis, Jr.    May 20, 2007       $96,240       $243,840
William R. Hahl           May 20, 2007       $64,160       $162,560

                    Aggregated Option/SAR Exercises in 1997
                      and 1997 Year-End Option/SAR Values

     The following table shows stock options exercised by the named executive officers during 1997, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable options as of December 31, 1997. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing options and the year-end price of the Company's Class A Common Stock. No SARs were outstanding in 1997.

(a)                       (b)              (c)
---                       ---              ---
                         Shares
                        Acquired         Value
Name                  on Exercise       Realized
----                  -----------       --------

Dennis S. Hudson,Jr           --               --


Dale M. Hudson                --               --

Dennis S. Hudson, III         --               --


A. Douglas Gilbert         2,500          $58,438

C. William Curtis, Jr.        --               --


William R. Hahl            4,600         $114,950



(a)                       (d)              (e)
---                       ---              ---
                                           Value of
                       Number of          Unexercised
                      Unexercised         In-the-Money
                    Options/SARs at     Options/SARs at
                       FY-End(#)           FY-End($)
                    Exercisable(E)/      Exercisable(E)/
Name                 Unexercisable(U)    Unexercisable(U)
----                 -------------       -------------

Dennis S. Hudson, Jr.    --  (E)          --  (E)
                         --  (U)          --  (U)

Dale M. Hudson           --  (E)          --  (E)
                         --  (U)          --  (U)

Dennis S. Hudson, III   35,000(E)      $809,250(E)
                        16,000(U)      $262,500(U)

A. Douglas Gilbert     14,000(E)      $283,500(E)
                       16,000(U)      $262,500(U)

C. William Curtis, Jr.     --(E)            --(E)
                       17,000(U)      $262,250(U)

William R. Hahl        12,067(E)      $244,057(E)
                       11,333(U)      $188,993(U)

                              Profit Sharing Plan

     Seacoast's Retirement Savings Plan for Employees of the First National Bank & Trust Company of the Treasure Coast was amended and restated effective January 1, 1993, in contemplation of the termination of the defined benefit Pension Plan and the distribution of its assets to its participants. Herein, such amended and restated plan is referred to as the "Profit Sharing Plan." The Profit Sharing Plan has various features, including an employer matching contribution for salary deferrals of up to 4% of the employee's compensation for each calendar quarter. A retirement contribution is made on an annual discretionary basis by the Company of 2% of "retirement eligible compensation," as defined in the Profit Sharing Plan. At the end of each plan year, the Company's Board of Directors decides whether to make a profit sharing contribution for the plan year and each participant receives a contribution based upon "eligible compensation," as defined in the Profit Sharing Plan. At least 50% of this contribution (the "non-elective profit sharing contribution") must be kept in an investment fund, and the balance may be deferred and left in the Profit Sharing Plan and directed into available investment funds or taken in cash by the employee. The Company contributes on a dollar-for-dollar matching basis, on the elective profit sharing contribution that is left in the Profit Sharing Plan. In addition, the Profit Sharing Plan has a Code Section 401(k) feature that allows employees to make "salary savings contributions" ranging from 1% to 18% of compensation (as defined by the Plan), subject to federal income tax limitations. After-tax contributions may also be made by employees with "voluntary contributions" of up to 10% of compensation (as defined in the Profit Sharing Plan for each plan year), subject to certain statutory limitations.


                               Performance Graph

     The following line-graph compares the cumulative, total return on Seacoast's Class A Common Stock from December 31, 1992 to December 31, 1997, with that of the Nasdaq Composite Index (an average of all stocks traded on the Nasdaq Stock Market) and the Nasdaq Bank Stock index (an average of all bank and thrift institutions whose stock is traded on the Nasdaq Stock Market). Cumulative total return represents the change in stock price and the amount of dividends received over the indicated period, assuming the reinvestment of dividends.

       ------------------------------------------------------------------
                                    **GRAPH**
       ------------------------------------------------------------------


                    1992   1993    1994     1995    1996     1997
                    ----   ----    ----     ----    ----     ----
Seacoast            100    118.31  119.98   159.66  195.63   295.85
Nasdaq Stock Index  100    114.75  111.08   155.42  190.71   231.97
Nasdaq Bank Stocks  100    129.37  130.80   189.41  238.95   390.90




Employment and Severance Agreements

     The Bank entered into an executive employment agreement with A. Douglas Gilbert on March 22, 1991. Similar agreements were entered into with Dennis S. Hudson, III on January 18, 1994, with C. William Curtis, Jr. on July 31, 1995, and with J. Hal Roberts, Jr. on February 19, 1997. Each such agreement has a three-year term and provides for automatic renewal on an annual basis at the end of that term; provided, however, that neither the employee nor the Bank gives written notice electing not to renew such agreement not less than 90 days prior to the end of the agreement's then current term. Each such agreement contains certain non-competition, non-disclosure and non-solicitation covenants.

     These employment agreements also provide for a base salary, hospitalization, insurance, long term disability and life insurance in accordance with the Bank's insurance plans for senior management, and reasonable club dues. Each executive subject to these contracts may also receive other compensation including bonuses, and the executives will be entitled to participate in all current and future employee benefit plans and arrangements in which senior management of the Bank may participate. The agreements provide for termination of the employee for cause, including willful and continued failure to perform the assigned duties, crimes, breach of the Bank's Code of Ethics, and also upon death or permanent disability of the executive. Each agreement contains a Change in Control provision which provides in the event of a "change in control" including the acquisition of the Bank or the Company in a merger, consolidation or similar transaction, the acquisition of 51% or more of the voting power of any one or all classes of Common Stock, the sale of all or substantially all of the assets, and certain other changes in share ownership, will constitute a "change in control" which would allow the executive to terminate the contract within one year following the date of such change in control. Termination may also be permitted by the executive in the event of a change in duties and powers, customarily associated with the office designated in such contract. Upon any such termination following a change in control, the executive's base salary, hospitalization and other health benefits will continue for two years.

                    SALARY AND BENEFITS COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Messrs. Crary (Chairman), Bruner, Dennis S. Hudson, Jr. and Santarsiero and Ms. Monroe are the members of the Salary and Benefits Committee. None of Messrs. Crary, Bruner or Santarsiero nor Ms. Monroe is an officer or employee of Seacoast or its subsidiaries. Mr. Hudson has served as Chairman of the Board of Seacoast since 1990; he served as Chief Executive Officer of Seacoast from 1983 until 1992 and President of Seacoast from 1983 until 1990. See "PROPOSAL ONE - Election of Directors".

     James H. Bruner, a Seacoast Director Emeritus and the father of Jeffrey C. Bruner, a director of Seacoast and the Bank, is a controlling shareholder of Mayfair Investments, which leases to the Bank 20,000 square feet of space adjacent to the First National Center in Stuart, Florida pursuant to two lease agreements which expire in May 2000 and May 2002. At the end of the lease terms, the Bank has options to extend the leases for periods of three and five years, respectively. The Bank paid rent of $217,000 on this property in 1997. Seacoast believes the terms of these leases are commercially reasonable and comparable to rental terms for similar property in Stuart.

     Evans Crary, Jr., a director of Seacoast and the Bank, and Chairman of the Bank's Executive Committee and the Company's Salary and Benefits Committee, is a retired member of Crary, Buchanan, Bowdish, Bovie, Lord & Roby, Chartered ("Crary, Buchanan"), a law firm in Stuart, Florida. Crary, Buchanan performed various legal services for Seacoast and the Bank during the fiscal year ended December 31, 1997.

                CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

     Several of Seacoast's directors, executive officers and their affiliates, including corporations and firms of which they are directors or officers or in which they and/or their families have an ownership interest, are customers of Seacoast and its subsidiaries. These persons, corporations and firms have had transactions in the ordinary course of business with Seacoast and its subsidiaries, including borrowings, all of which, in the opinion of Seacoast management, were on substantially the same terms including interest rates and collateral as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Seacoast and its subsidiaries expect to have such transactions on similar terms with its directors, executive officers, and their affiliates in the future. The aggregate amount of loans outstanding by the Bank to directors, executive officers, and related parties of Seacoast or the Bank as of December 31, 1997, was approximately $3,041,948, which represented approximately 3.75% of Seacoast's consolidated shareholders' equity on that date.

     For information concerning specific transactions and business relationships between Seacoast or the Bank and certain of its directors or executive officers, see "Salary and Benefits Committee Interlocks and Insider Participation."


                             PRINCIPAL SHAREHOLDERS

     As of February 13, 1998, the only shareholders known to Seacoast to be the beneficial owners, as defined by Securities and Exchange Commission rules, of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, were the following, for whom beneficial ownership information is set forth in the following table.

                                Number and Percent of      Number and Percent of
                                Class A Common Stock       Class B Common Stock
                                Beneficially Owned         Beneficially Owned
                                ------------------         ------------------

Name and Address of
Beneficial Owner
----------------
                                   Number      %               Number      %
                                   ------      -               ------      -

Dale M. Hudson (1)                  440,804   9.10             154,151     40.86
   192 S.E. Harbor Point Drive
   Stuart, FL  34996

Dennis S. Hudson, Jr. (1)           310,039   6.40             125,753     33.33
   157 S. River Road
   Stuart, FL  34996

First Union Corporation (2)         262,150   5.51                --          --
   One First Union Center
   Charlotte, North Carolina  28288

----------

(1)  Dennis S. Hudson, Jr. and Dale M. Hudson are brothers.

(2) First Union Corporation ("First Union") is the parent holding company of Lieber & Company ("Lieber"), Evergreen Asset Management Corporation ("Evergreen"), First Union National Bank, Charlotte, NC. Lieber and Evergreen are corporations which are investment advisors for mutual funds and other clients; the securities reported by these subsidiaries are beneficially owned by such mutual funds or other clients. The other First Union entity listed above holds the securities reported in a fiduciary capacity for its customers. Of the shares beneficially owned, First Union reports it has sole voting power as to 194,950 shares and sole dispositive power as to 193,000 shares. The information regarding First Union, including the number and percent of Class A Common Stock beneficially owned, is based solely upon a Schedule 13G dated February 11, 1998 and filed by First Union with respect to Class A Common Stock beneficially owned as of December 31, 1997.

                                  PROPOSAL TWO
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed Arthur Andersen, LLP, independent certified public accountants, as independent auditors for Seacoast and its subsidiaries for the current fiscal year ending December 31, 1998, subject to ratification by the shareholders. Arthur Andersen, LLP has served as independent auditors for Seacoast and its subsidiaries since August 20, 1991. Arthur Andersen, LLP has advised Seacoast that neither the firm nor any of its partners has any direct or material interest in Seacoast and its subsidiaries except as auditors and independent certified public accountants of Seacoast and its subsidiaries.

     A representative of Arthur Andersen, LLP will be present at the Meeting and will be given the opportunity to make a statement on behalf of the firm if he so desires. A representative of Arthur Andersen, LLP is also expected to respond to appropriate questions from shareholders.

     All shares represented by valid Proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the Proxies will be voted for the ratification of the appointment of Arthur Andersen, LLP for the fiscal year ending December 31, 1998.

     The affirmative vote of the holders of shares of Common Stock representing a majority of the votes represented at the Meeting, at which a quorum is present, is required to ratify the appointment of Arthur Andersen, LLP as independent auditors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN, LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.


                            SECTION 16(a) REPORTING

     The Company is required to identify each director or officer who failed to file timely with the Securities and Exchange Commission a required report relating to ownership and changes in ownership of the Company's securities. Based on material provided to the Company, the Company believes that all such filing requirements with respect to the Company's fiscal year ended December 31, 1997 were complied with.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Proposals of shareholders of Seacoast intended to be presented at the 1999 Annual Meeting of Shareholders must be received by Seacoast at its principal executive offices on or before November 19, 1998, in order to be included in Seacoast's Proxy Statement and Proxy relating to the 1999 Annual Meeting of Shareholders. Only proper proposals which are timely received will be included in the Proxy Statement and Proxy.

                                 OTHER MATTERS

     Management of Seacoast does not know of any matters to be brought before the Meeting other than those described above. If any other matters properly come before the Meeting, the persons designated as Proxies will vote on such matters in accordance with their best judgment.

                               OTHER INFORMATION

Proxy Solicitation Costs

     The cost of soliciting Proxies for the Meeting will be paid by Seacoast. In addition to the solicitation of shareholders of record by mail, telephone, facsimile or personal contact, Seacoast will be contacting brokers, dealers, banks, or voting trustees or their nominees who can be identified as record holders of Common Stock; such holders, after inquiry by Seacoast, will provide information concerning quantities of proxy materials and 1997 Annual Reports needed to supply such information to beneficial owners, and Seacoast will reimburse them for the reasonable expense of mailing proxy materials and 1997 Annual Reports to such persons.

Annual Report on Form 10-K

     Upon the written request of any person whose Proxy is solicited by this Proxy Statement, Seacoast will furnish to such person without charge (other than for exhibits) a copy of Seacoast's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission. Requests may be made to Seacoast Banking Corporation of Florida, P.O. Box 9012, Stuart, Florida 34995, Attention: Dennis S. Hudson III, Secretary.

                           By Order of the Board of Directors,



                           DENNIS S. HUDSON III
                           Secretary

March 18, 1998